UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 29, 2009


                               PLANGRAPHICS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)




            Colorado                 0-14273                  84-0868815
            --------                 -------                  ----------
(State or other jurisdiction of    (Commission             (I.R.S. Employer
incorporation or organization)     File Number)         Identification Number)



               112 East Main Street
               Frankfort, Kentucky                             40601
               -------------------                             -----
     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (502) 223-1501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|  Written communications pursuant to Rule 425 under the Securities Act

     |_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01     Change in Control of a Registrant

     On May 15, 2009, Nutmeg/Fortuna Fund LLLP, the holder ("Nutmeg") of 500 shares of the Series A Redeemable Preferred Stock (the "Preferred Stock") of PlanGraphics, Inc. (the "Company") submitted a request requiring the Company to redeem all of the Preferred Stock (the "Redemption Request"). The total redemption amount was approximately $662,573, which represents the original purchase price of the Preferred Stock plus all accrued and unpaid dividends; however, Nutmeg offered the Company the opportunity to issue common stock in lieu of paying the cash redemption amount.

     In connection with the submission of the Redemption Request, Nutmeg sold its rights and interests in the Preferred Stock to Integrated Freight Systems, Inc., a Florida corporation ("IFSI"). Accordingly, the Redemption Request instructed the Company to issue the common stock to IFSI.

     On May 29, 2009, in lieu of a cash payment, the Company issued 401,559,467 shares of the Company's common stock (the number of shares that the Company was required to issue in accordance with an agreed upon formula based on the volume weighted average of the highest and lowest sale prices during the 60 day period beginning February 15, 2009, and ending April 15, 2009, but not to exceed $0.00185 per share) to IFSI to satisfy its obligations under the Redemption Request. Such issuance has resulted in a change in control of the Company, with IFSI owning 80.2% of the shares of common stock issued and outstanding after giving effect to the issuance. In connection with such change in control, Mr. Paul A. Henley, a control person of IFSI before and after the merger, may be deemed to be a "control person" and beneficial owner with sole voting power.

     In connection with IFSI's acquisition of the Company's common stock, IFSI has indicated that it may nominate one or more persons for appointment to the Company's board of directors.

Item 3.02     Unregistered Sales of Equity Securities

     As disclosed in Item 5.01, the Company issued 401,559,467 shares of its common stock on May 29, 2009. Such shares of Common Stock were issued in reliance on the exemption from registration provided in Section 4(2) of the Securities Act. We issued the shares in lieu of making a cash payment for redemption of our outstanding Series A preferred stock. No commissions or fees were paid in connection with the redemption. The certificates representing the shares were issued with a restrictive legend.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 1, 2009

                                              PlanGraphics, Inc.


                                              By: /s/ Fred Beisser
                                              ---------------------------------
                                              Frederick G. Beisser,
                                              Senior Vice President - Finance,
                                              Secretary, Treasurer and Principal
                                              Accounting Officer